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                                                                    EXHIBIT 23.2



                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Shaw Group Inc. 2001 Employee Incentive Compensation Plan and The Shaw Group Inc. 1996 Non-Employee Director Stock Option Plan of our report dated October 17, 2003, with respect to the consolidated financial statements of The Shaw Group Inc. included in the Annual Report on Form 10-K/A for the year ended August 31, 2003 filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


April 30, 2004